Exhibit 99.1

National Bank Holdings Corporation Announces 4.0% Increase to Quarterly Dividend and

Increase in its Stock Repurchase Program to $50 million

DENVER - (Globe Newswire) - National Bank Holdings Corporation (NYSE: NBHC) announced today that its Board of Directors approved a cash dividend to shareholders. The quarterly cash dividend will increase 4.0% from twenty-five cents ($0.25) to twenty-six cents ($0.26) per share of common stock. The dividend will be payable on June 15, 2023 to shareholders of record at the close of business on May 26, 2023.

“We are very pleased to be delivering a 4.0% increase in our dividend over the last quarter. Our strong capital position and ample liquidity, coupled with our first quarter 2023 record earnings continue to drive attractive shareholder returns,” said Chairman and CEO, Tim Laney.

Additionally, NBHC announced today that its Board of Directors authorized an increase to its repurchase authority of up to $50.0 million of the Company’s common stock from time to time either in the open market or in privately negotiated transactions in accordance with applicable regulations of the Securities and Exchange Commission. The new program of $50.0 million replaces the previously authorized program in its entirety.

As of the close of business on May 5, 2023 the Company had outstanding 37,710,702 shares of Class A Common Stock, excluding 195,287 shares of restricted Class A common stock issued but not yet vested.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 95 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Utah, Wyoming, Texas, New Mexico and Idaho. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Utah, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, or nbhbank.com. Or connect with any of our brands on LinkedIn.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), and other risks and uncertainties listed from time to time in our reports and documents filed with the SEC. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors:
Aldis Birkans, 720-554-6640
Chief Financial Officer ir@nationalbankholdings.com

or

Media:
Jody Soper, 303-784-5925
Chief Marketing Officer
Jody.Soper@nbhbank.com

Source: National Bank Holdings Corporation